EXHIBIT 21
                                   ----------


                            SUBSIDIARY OF REGISTRANT

21(a)    Scanner Technologies Corporation International
         A Minnesota Corporation
         14505 21st Avenue North
         Suite 220
         Minneapolis, MN 55447